Exhibit 99.2

Second Quarter 2005
Earnings Release and
Supplemental Operating and Financial Data

Affordable Residential Communities
600 Grant Street, Suite 900
Denver, CO 80203
Phone: (866) 847-8931
Fax: (303) 294-0121
www.aboutarc.com

Table of Contents

Portfolio Map

Press Release Text

Financial Data:
Financial Highlights
Balance Sheet
Debt Analysis
Statement of Operations
Segment Detail

Same Community Data
Total Real Estate Segment
Capital Expenditure Summary
Manufactured Home Data
Top 20 Markets
Operating Results by Occupancy Level
Occupancy Migration
Acquisitions & Dispositions
Investor Inquiries

Exhibit I – Non-GAAP Financial Measures
Definitions of Non-GAAP Measures
FFO, FAD & EBITDA Reconciliation
Total Real Estate Net Segment Income Reconciliation
Same Community Net Segment Income Reconciliation

Note:  This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I.  These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Portfolio Map

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES
SECOND QUARTER 2005 RESULTS

- Net Occupancy Increases by 874 Units -

DENVER, CO — (BUSINESS WIRE) — July 26, 2005 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the second quarter ended June 30, 2005.

Revenue for the second quarter of 2005 was $75.6 million, compared to $64.6 million in the first quarter of 2005 and $55.1 million in the second quarter of 2004.  Net loss to common shareholders for the second quarter of 2005 was ($18.2) million, or ($0.45) per share, compared to a net loss of ($15.9) million, or ($0.39) per share, in the first quarter of 2005, and a net loss of ($7.1) million, or ($0.17) per share, in the comparable quarter last year.

Funds from operations (FFO(1)) available to common shareholders for the second quarter of 2005 were $0.5 million, or $0.01 per share, compared to FFO of $1.6 million, or $0.04 per share, in the first quarter of 2005 and $9.3 million, or $0.23 per share, in the comparable quarter last year.

FFO in the second quarter of 2005 as compared to the first quarter reflects improved community and retail segment operating results from higher occupancy and better home sales margins.  These improvements were offset by higher interest expense resulting from additional borrowings made to invest in home purchases and drive occupancy, additional costs due to the Company’s new 2005 specific occupancy incentive programs and higher Sarbanes-Oxley compliance costs.

FFO in the second quarter of 2005 as compared to the second quarter of 2004 also reflects improved community and retail segment operating results from higher occupancy and better home sales margins. These improvements were offset by the higher cost of the significant investments in the Company’s infrastructure necessary to drive occupancy.  As a result, the Company has incurred increases in interest expense and related loan cost amortization from borrowings to fund home purchases. The Company also incurred higher general and administrative expenses and property management expenses to manage future development.

Retail net segment losses were $0.8 million in the second quarter of 2005, an improvement of $2.1 million as compared to the first quarter, primarily as a result of positive gross margins on home sales.  Home sales increased to $18.3 million in the second quarter of 2005 from $8.0 million in the first quarter due to a higher number of homes sold and a greater mix of new homes sold with financing provided by ARC.  The Company’s average home sales price in the second quarter of 2005 was $18,500 versus $10,300 in the first quarter.

Scott Jackson, Chairman and Chief Executive Officer, commented, “We are pleased with the progress we are making in 2005 towards our long-term goal of increasing occupancy and the quality and term of our cash flow.  The second quarter marked the first consecutive quarterly increase in occupancy since the Company went public in early 2004, and, together with our increase in home sales, begins to validate our business strategy.”

Operating Improvements

Net occupancy increased by 874 residents during the second quarter of 2005, or 1.4%, as compared to an increase of 380 residents in the first quarter.  In addition, the Company removed a net 716 lots from its total homesite count in the second quarter of 2005 as part of an ongoing review of operations.  This had the further effect of increasing occupancy by 1.0% at the end of the second quarter of 2005, as compared to the end of the first quarter.  The net reduction of 716 lots is comprised of the following: (a) 502 lots that were determined to be unsuitable for use, (b) 283 lots that have been reclassified as lots held for future development, and (c) 69 lots that were added.  Of the net 716 lots removed from the homesite count, 175 were in the Company’s top ten markets. As a result of both the resident increase (accounting for a 1.4% increase in occupancy) and the total homesite reduction (accounting for a 1.0% increase in occupancy), total portfolio occupancy at the end of second quarter of 2005 increased 2.4% to 84.5% from 82.1% at the end of the first quarter.

Occupancy growth in the second quarter of 2005 reflects our strategy to continue a shift to longer duration residents.  The Company gained 2,221 new residents through in-community home sales and lease with option to purchase programs in the second quarter of 2005 as compared to 1,587 in the first quarter.  As a result, residents living in the Company’s communities under lease with option to purchase programs amounted to approximately 31% of the total home renters at the end of the second quarter of 2005.

Lease with option to purchase transactions represented 53% of the total leasing activity in the second quarter of 2005 versus 48% in the first quarter.  Total lease with option to purchase transactions were 1,232 in the second quarter of 2005 as compared to 813 in the first quarter, and home sales were 989 units in the second quarter of 2005 compared to 774 units in the first quarter.

The Company’s ten largest markets generated a sequential occupancy increase as a result of resident increases (excluding the effect of the above-mentioned homesite reduction) of 1.7% to 85.4% at the end of June.  The Wichita market produced an occupancy increase of 2.9%, the largest gain within ARC’s top ten markets.  Additionally, the Dallas/Fort Worth market posted occupancy growth of approximately 2.5% to 82.6%, while occupancy in Atlanta increased to 89.2%, a 2.1% improvement.  The Front Range of Colorado and Salt Lake City produced occupancy growth of 1.9% and 1.0% to 89.2% and 92.1%, respectively.

Liquidity

As of June 30, 2005, the Company had $1,089.0 million of debt including $906.7 million of fixed and variable rate mortgages secured by the Company’s manufactured home communities, $58.8 million of variable rate mortgages outstanding on its $85.0 million revolving credit mortgage facility, $43.9 million outstanding under its $50.0 million floorplan facility, $42.1 million outstanding on its $75.0 million lease receivables line of credit, and $9.4 million outstanding on its $125.0million consumer finance line of credit.  In addition, the Company will likely seek additional funding sources, including sales of assets, to fully accomplish the Company’s plan of increasing occupancy with long-term residents.  There can be no assurance that the Company will be able to do so and, as a result, may have to curtail plans to make home purchases, consumer loans, non-recurring capital expenditures and may need to make further reductions in, or eliminate altogether, distributions to stockholders.

The weighted average interest rate on the Company’s debt was 6.6% at June 30, 2005, and 83% of the Company’s debt is not due until 2008 or later assuming its senior variable rate debt due 2006 is extended in accordance with the terms of the current debt agreement.  Fixed rate debt was approximately 80% of total debt, including the impact of the Company’s interest rate swaps.

Dividends

For the second quarter of 2005, the board of directors declared a $0.1875 common dividend per share. The dividend was paid on July 15, 2005 to shareholders of record on June 30, 2005.

The board of directors also declared a dividend of $0.5156 on each share of its Series A Cumulative Redeemable Preferred Stock and a dividend of $0.39 per unit on its Series B and Series C Preferred Operating Partnership Units.  These dividends will be paid on July 29, 2005 to shareholders of record on July 15, 2005.  The Series B units were tendered and redeemed in July 2005 and dividends will be paid through July 18, 2005.

Second Quarter 2005 Conference Call

The Company will host a conference call, today, Tuesday, July 26, 2005, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call also can be accessed live over the phone by dialing (800) 289-0572 or for international callers by dialing (913) 981-5543.

A replay will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 8501542. The replay will be available from July 26, 2005 through August 2, 2005, and will also be archived on ARC’s website.

Non-GAAP Terminology

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates.  Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”) currently owns and operates approximately 63,000 homesites located in 315 communities (excluding discontinued operations) in 27 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACT

Affordable Residential Communities Inc.

Lawrence Kreider, Chief Financial Officer

(866) 847-8931

investor.relations@aboutarc.com

or

Integrated Corporate Relations, Inc.

Brad Cohen, (203) 682-8211

Financial Highlights

Three Months Ended
($ in thousands, except per share data)	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Operating Data
Total revenue	$75,644	$64,544	$64,429	$60,035	$55,112	$42,944
Same community real estate net segment income (a)	$20,266	$20,436	$18,294	$19,131	$21,170	$21,787
Avg. monthly real estate revenue per occupied homesite	377	381	377	376	374	366
Avg. monthly homeowner rental income per homeowner occupied homesite	288	288	285	282	279	279
Average occupied homesites	31,378	31,126	31,162	31,444	31,781	32,129
EBITDA (a)	$22,140	$20,888	$12,245	$21,684	$24,195	$5,223
Adjusted EBITDA (a)	$22,140	$20,888	$12,245	$21,684	$24,195	$19,710
Funds from operations available to common stockholders (a)	$489	$1,604	$(13,156)	$2,632	$9,304	$(21,706)
FFO per share – basic	$0.01	$0.04	$(0.32)	$0.06	$0.23	$(0.74)
FFO per share – diluted	$0.01	$0.04	$(0.32)	$0.06	$0.22	$(0.74)
Adjusted FFO (a)	$489	$1,604	$(13,156)	$5,708	$9,304	$4,042

Funds available for distribution (“FAD”) (a)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$(10,447)
FAD per share – basic	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
FAD per share – diluted	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)
Adjusted FAD (a)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$2,915

Net income (loss) to common stockholders	$(18,193)	$(15,872)	$(35,354)	$(17,211)	$(7,126)	$(34,969)
Earnings (loss) per share – basic	(0.45)	(0.39)	(0.87)	(0.42)	(0.17)	(1.20)
Earnings (loss) per share – diluted	(0.45)	(0.39)	(0.87)	(0.42)	(0.17)	(1.20)

Distributions per common share	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
Distributions per preferred share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

Interest expensed	$16,544	$15,273	$15,868	$13,667	$12,729	$14,480
Interest capitalized	229	256	146	1,145	1,235	544
Total interest incurred	$16,773	$15,529	$16,014	$14,812	$13,964	$15,024

EBITDA / interest	1.32	x	1.35	x	0.76	x	1.46	x	1.73	x	0.35	x
EBITDA / interest + preferred stock dividend	1.14	x	1.15	x	0.66	x	1.25	x	1.46	x	0.32	x

Share Detail
Average number of common shares outstanding	40,877	40,876	40,858	40,857	40,857	29,233

	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Balance Sheet Data
Total assets	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503
Total debt	$1,089,004	$1,037,433	$1,001,622	$977,473	$937,887	$901,682

Market value of common equity, end of period	$546,759	$517,116	$586,543	$597,285	$679,105	$757,620
Market value of preferred equity, end of period	128,250	125,500	130,000	127,550	128,750	131,250
Market value of OP units, end of period	30,190	30,405	34,605	35,208	40,031	44,613
Market value of Series B and C PPUs, end of period	25,142	25,142	25,142	25,142	25,142	—
Total market of equity including minority interest, end of period	$730,342	$698,163	$776,290	$785,185	$873,028	$933,483
Debt / total assets	60.3%	57.9%	55.2%	53.2%	51.1%	50.9%
Debt / total market capitalization	59.9%	59.8%	56.3%	55.5%	51.8%	49.1%

Other Data
Total properties (at period end)	315	315	315	315	313	272
Total homesites (at period end)	62,942	63,658	63,661	63,661	63,400	59,586
Occupied homesites (at period end)	53,167	52,293	51,913	52,604	52,613	49,947
Occupancy percentage – total portfolio (b)	84.5%	82.1%	81.5%	82.6%	83.0%	83.8%

(a)  See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)  As a result of a reduction of 716 lots at June 30, 2005, the occupancy percentage increased by 1.0%.

Balance Sheet

($ in thousands)	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Assets
Rental property
Land	$211,822	$211,822	$211,383	$210,270	$210,295	$197,735
Land improvements and buildings	1,297,793	1,285,690	1,268,002	1,245,925	1,229,079	1,151,224
Manufactured homes and improvements	249,169	214,564	197,668	197,511	181,349	154,655
Furniture, equipment and vehicles	14,478	13,875	12,434	9,549	9,104	8,940
Rental property, gross	1,773,262	1,725,951	1,689,487	1,663,255	1,629,826	1,512,554
Accumulated depreciation	(186,221)	(170,422)	(156,707)	(142,071)	(126,645)	(112,243)
Rental property, net	1,587,040	1,555,529	1,532,780	1,521,184	1,503,181	1,400,311

Assets held for sale	3,368	7,952	54,123	101,499	103,830	142,500
Cash and cash equivalents	19,616	47,251	39,802	35,482	47,575	43,511
Restricted cash	0	0	0	0	935	1,435
Tenant, notes and other receivables, net	32,826	19,003	18,799	16,267	16,080	16,135
Inventory	307	4,696	11,230	2,343	2,521	3,085
Loan origination costs, net	14,510	13,913	14,403	12,326	14,965	15,108
Loan reserves	35,453	31,756	31,019	31,977	28,564	29,643
Goodwill	85,264	85,264	85,264	86,126	86,126	86,126
Lease intangibles and customer relationships, net	16,087	17,432	19,106	20,821	21,476	23,089
Prepaid expenses and other assets	10,315	8,489	6,476	8,140	8,916	9,560
Total assets	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503

Liabilities and Stockholders’ Equity
Notes payable and preferred interest	$1,089,004	$1,037,433	$1,001,622	$977,473	$937,887	$901,682
Liabilities related to assets held for sale	2,656	5,290	29,516	34,610	36,275	33,423
Accounts payable and accrued expenses	41,357	48,746	53,382	45,367	41,902	31,970
Tenant deposits and other liabilities	15,109	14,088	12,776	12,380	19,377	11,383
Total liabilities	1,148,126	1,105,557	1,097,296	1,069,830	1,035,441	978,458

Minority interest	51,440	54,918	56,659	59,485	61,896	37,175

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	119,108	119,108
Common stock	410	409	409	410	410	410
Paid-in capital	791,922	790,610	790,528	792,462	791,916	791,916
Unearned compensation	(939)	(221)	(235)	(873)	(923)	(1,760)
Accumulated other comprehensive income (loss)	1,206	1,519	1,208	766	1,284	(518)
Retained deficit	(306,487)	(280,615)	(251,971)	(205,023)	(174,963)	(154,286)
Total stockholders’ equity	605,220	630,810	659,047	706,850	736,832	754,870
Total liabilities and stockholders’ equity	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503

Debt Analysis

As of June 30, 2005

	Debt	% of Total	Interest	Maturity
($ in thousands)	Amount	Debt	Rate	Date
Fixed Rate Debt
Senior fixed rate mortgage due 2012	$302,325	27.8%	7.35%	2012
Senior fixed rate mortgage due 2014	211,921	19.5%	5.53%	2014
Senior fixed rate mortgage due 2009	98,926	9.1%	5.05%	2009
Various individual fixed rate mortgages	153,074	14.0%	7.20%	2005-2031
Other loans	1,006	0.1%	8.67%	2005
Total fixed rate debt	767,252	70.5%	6.52%

Variable Rate Debt (a)
Senior variable rate mortgage due 2006	140,468	12.9%	6.22%	2006
Revolving credit mortgage facility due 2005	58,764	5.4%	6.17%	2005
Trust preferred securities due 2035	25,780	2.4%	6.26%	2035
Consumer finance chattel facility due 2008	9,369	0.9%	6.18%	2008
Lease receivables facility due 2007	42,100	3.9%	10.22%	2007
Floorplan lines of credit due 2005	43,945	4.0%	6.59%	2007
Other loans	1,326	0.1%	6.97%	2012
Total variable rate debt	321,752	29.5%	6.79%

Total debt	$1,089,004	100.0%	6.60%

% Fixed / Variable
Fixed	$767,252	70.5%	6.52%
Variable	321,752	29.5%	6.79%
Total debt	$1,089,004	100.0%	6.60%

	2005	2006	2007	2008	2009	Thereafter
Maturity Schedule
Senior fixed rate mortgages	$3,720	$7,918	$8,432	$8,916	$101,137	$483,049
Various individual fixed rate mortgages (b)	1,095	14,440	2,245	52,665	12,204	70,425
Senior variable rate mortgage (c)	0	140,468	0	0	0	0
Floorplan lines of credit	43,945	0	0	0	0	0
Trust preferred securities due 2035	0	0		0	0	25,780
Consumer finance chattel facility	0	0	0	9,369	0	0
Lease receivables facility	0	0	42,100	0	0	0
Revolving credit mortgage facility	58,764	0	0	0	0	0
Other debt	1,054	102	109	117	117	833
Total debt maturities	$108,578	$162,928	$52,886	$71,067	$113,458	$580,087

(a)          In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)         Does not include debt premium of $6,322 as of March 31, 2005.

(c)          At our option, and subject to certain conditions, we may extend the senior variable rate mortgage due 2006 for three additional twelve-month periods.

Statement of Operations

	Three Months Ended
($ in thousands; except per share data)	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Revenue
Communities	$56,787	$56,351	$55,609	$55,991	$52,998	$42,162
Retail Sales	18,292	7,991	8,642	3,880	2,082	711
Consumer finance and insurance	563	187	178	164	32	62
Corporate and other	2	15	0	0	0	9
Total revenue	75,644	64,544	64,429	60,035	55,112	42,944

Operating Expenses
Communities	20,042	20,321	23,857	21,032	17,626	12,608
Retail Sales	19,046	10,857	14,790	6,265	3,101	884
Consumer finance and insurance	1,124	428	556	508	162	169
Corporate and other	132	135	(40)	22	44	84
Real Estate taxes	4,407	4,291	5,114	4,105	4,080	3,310
Property management	2,494	2,265	2,082	1,978	1,600	1,454
General and administrative (a)	6,259	5,359	5,825	4,441	4,304	14,795
IPO related costs (a)	0	0	0	0	0	4,417
Total expenses	53,504	43,656	52,184	38,351	30,917	37,722
EBITDA (b)	22,140	20,888	12,245	21,684	24,195	5,223

Early termination of debt (a)	0	0	0	3,258	0	13,427
Depreciation & amortization	22,224	20,031	21,196	18,666	17,242	14,910
Real estate and retail home asset impairment	0	0	3,591	0	0	0
Goodwill impairment	0	0	863	0	0	0
Interest Expense	16,544	15,273	15,868	13,667	12,729	14,480
Interest Income	(277)	(383)	(443)	(382)	(450)	(342)
Income (loss) before minority interest	(16,351)	(14,033)	(28,830)	(13,525)	(5,326)	(37,252)
Minority interest	618	552	1,429	524	452	3,084
Income (loss) from continuing operations	(15,733)	(13,481)	(27,401)	(13,001)	(4,874)	(34,168)
Discontinued operations, net	118	187	(5,375)	(1,633)	326	431
Income (loss) before preferred stock dividend	(15,615)	(13,294)	(32,776)	(14,634)	(4,548)	(33,737)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
Income (loss) available to common stockholders	$(18,193)	$(15,872)	$(35,354)	$(17,211)	$(7,126)	$(34,969)
FFO Calculation (b)
Income (loss) from continuing operations (a)	$(15,733)	$(13,481)	$(27,401)	$(13,001)	$(4,874)	$(34,168)
Plus: Depreciation and amortization	22,224	20,031	21,196	18,666	17,242	14,910
Income (loss) from discontinued operations	72	928	565	561	326	431
Depreciation from discontinued operations	(18)	23	171	1,145	1,085	740
Less: Amortization of loan origination fees	(1,911)	(1,861)	(3,505)	(725)	(855)	(867)
Depreciation on F, F & E	(529)	(422)	(614)	(363)	(81)	(368)
Minority interest portion of FFO reconciling items	(1,038)	(1,036)	(990)	(1,074)	(961)	(1,152)
Preferred stock dividends	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
FFO available to common stockholders (b)	489	1,604	(13,156)	2,632	9,304	(21,706)
Plus: Amortization of loan origination fees	1,911	1,861	3,505	725	855	867
Early termination of debt (a)	0	0	0	3,258	0	13,427
Depreciation on F, F & E	529	422	614	363	81	368
Less: Recurring capital expenditures	(3,111)	(3,835)	(5,554)	(2,679)	(1,100)	(520)
Scheduled principal amortization of indebtedness	(2,311)	(2,490)	(2,332)	(2,182)	(2,200)	(1,936)
Plus: Minority interest portion of FAD reconciling items	156	224	209	29	128	(947)
Funds available for distribution (“FAD”) (b)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$(10,447)
EPS per share / unit
Basic	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
Diluted	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
FFO per share / unit
Basic	$0.01	$0.04	$(0.32)	$0.06	$0.23	$(0.74)
Diluted	$0.01	$0.04	$(0.32)	$0.06	$0.22	$(0.74)
FAD per share / unit
Basic	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
Diluted	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)
Distribution per common share / OP unit	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
Distribution per preferred share / OP unit	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182
Basic weighted average common shares	40,877	40,876	40,858	40,857	40,857	29,233
Diluted weighted average common shares	45,301	45,280	45,042	45,043	43,269	31,793

(a)          Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Segment Detail

	Three Months Ended
($ in thousands)	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004	03/31/04 (a)
Revenue
Total real estate revenue	$56,787	$56,351	$55,609	$55,991	$52,998	$42,162
Retail homes sales revenue	18,292	7,991	8,642	3,880	2,082	711
Finance and insurance revenue	563	187	178	164	32	62
Corporate and other	2	15	0	0	0	9
Segment revenue	75,644	64,544	64,429	60,035	55,112	42,944

Expenses
Property operations expense	20,042	20,321	23,857	21,032	17,626	12,608
Real estate taxes	4,407	4,291	5,114	4,105	4,080	3,310
Retail homes sales expense	19,046	10,857	14,790	6,265	3,101	884
Insurance and finance expense	1,124	428	556	508	162	169
Corporate and other	132	135	(40)	22	44	84
Segment expenses	44,751	36,032	44,277	31,932	25,013	17,056

Net Segment Income
Real estate income	32,338	31,739	26,638	30,854	31,292	26,244
Retail homes sales income	(754)	(2,866)	(6,148)	(2,385)	(1,019)	(173)
Insurance and finance income	(561)	(241)	(378)	(344)	(130)	(107)
Corporate and other	(130)	(120)	40	(22)	(44)	(75)
Net segment income	$30,893	$28,512	$20,152	$28,103	$30,099	$25,889

Other Data
EBITDA (b)	$22,140	$20,888	$12,245	$21,684	$24,195	$5,223

FFO available to common stockholders (b)	$489	$1,604	$(13,156)	$2,632	$9,304	$(21,706)

Net income (loss)	$(18,193)	$(15,872)	$(35,354)	$(17,211)	$(7,126)	$(34,969)

IPO Related Charges	$0	$0	$0	$0	$0	$27,914

(a)          Results include one-time charges of $27.9 million related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Same Community Data

	2005		2004
($ in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	37,485	37,549	37,554	37,554	37,554	37,554
Average total rental homes	6,388	6,456	6,602	6,713	6,344	5,787

Average occupied homesites – homeowners	26,026	26,088	26,175	26,746	27,446	27,984
Average occupied homesites – home renters	5,352	5,038	4,987	4,699	4,335	4,145
Average occupied homesites – total	31,378	31,126	31,162	31,444	31,781	32,129
Average occupancy – rental homes	83.8%	78.0%	75.5%	70.0%	68.3%	71.6%
Average occupancy – total	83.7%	82.9%	83.0%	83.7%	84.6%	85.6%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$22,505	$22,538	$22,377	$22,598	$22,990	$23,414
Home renter rental income	9,245	9,256	9,494	9,237	9,054	8,537
Other	158	114	122	127	128	109
Rental income	31,908	31,908	31,993	31,962	32,172	32,060
Utility and other income	3,560	3,641	3,245	3,533	3,445	3,252
Total real estate revenue	35,468	35,549	35,238	35,495	35,617	35,312
Real estate expenses
Property operations expenses	12,169	12,117	13,718	13,525	11,574	10,649
Real estate taxes	3,033	2,996	3,226	2,839	2,873	2,876
Total real estate expenses	15,202	15,113	16,944	16,364	14,447	13,525
Real estate net segment income (a)	$20,266	$20,436	$18,294	$19,131	$21,170	$21,787

Average monthly real estate revenue per total occupied homesite (b)	$377	$381	$377	$376	$374	$366
Average monthly homeowner rental income per homeowner occupied homesite (c)	$288	$288	$285	$282	$279	$279
Average monthly real estate revenue per total homesite (d)	$315	$316	$313	$315	$316	$313
Average monthly home renter income per occupied rental home (e)	$576	$612	$635	$655	$696	$686
At end of quarter:
Total communities owned	199	199	199	199	199	199
Total homesites	37,301	37,548	37,554	37,554	37,554	37,554
Occupied homesites	31,760	31,239	31,011	31,385	31,511	32,073

Total rental homes owned	6,486	6,419	6,491	6,818	6,616	6,107
Occupied rental homes	5,745	5,235	4,934	4,977	4,445	4,233

Homeowner activity :
Homeowner move ins	99	216	48	111	105	125
Homeowner move outs	(424)	(399)	(448)	(388)	(378)	(290)
Home sales	702	576	744	164	53	14
Repossession move outs	(366)	(466)	(675)	(545)	(554)	(90)
Net homeowner activity	11	(73)	(331)	(658)	(774)	(241)
Home renter activity :
Home renter move ins	766	625	593	1,489	1,208	1,287
Home renter lease to own move ins	896	573	236	27	—	—
Home renter move outs	(1,152)	(897)	(872)	(984)	(996)	(1,168)
Net home renter activity	510	301	(43)	532	212	119
Net activity	521	228	(374)	(126)	(562)	(122)
Net homeowner activity	11	(73)	(331)	(658)	(774)	(241)
Occupied homeowner sites, beginning of period	26,004	26,077	26,408	27,066	27,840	28,081
Occupied homeowner sites, end of period	26,015	26,004	26,077	26,408	27,066	27,840
Net home renter activity	510	301	(43)	532	212	119
Occupied home renter sites, beginning of period	5,235	4,934	4,977	4,445	4,233	4,114
Occupied home renter sites, end of period	5,745	5,235	4,934	4,977	4,445	4,233
Total occupied homesites, end of period	31,760	31,239	31,011	31,385	31,511	32,073
Occupancy percentage (f)	85.1%	83.2%	82.6%	83.6%	83.9%	85.4%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

(f)            As a result of a reduction of 247 lots at June 30, 2005, the occupancy percentage increased by 0.5%.

Total Real Estate Segment

	2005		2004
($ in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	63,493	63,658	63,661	63,521	60,539	48,575
Average total rental homes	8,422	8,310	8,312	8,294	7,609	6,296

Average occupied homesites – homeowners	45,722	45,927	46,267	46,899	45,159	36,466
Average occupied homesites – home renters	6,841	6,177	5,955	5,694	5,227	4,594
Average occupied homesites – total	52,563	52,104	52,222	52,592	50,386	41,060
Average occupancy – rental homes	81.2%	74.3%	71.6%	68.6%	68.7%	73.0%
Average occupancy – total	82.8%	81.8%	82.0%	82.8%	83.2%	84.5%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$39,338	$39,328	$38,334	$39,804	$37,575	$29,424
Home renter rental income	11,701	11,231	11,090	10,468	9,987	8,740
Other	327	299	290	313	322	162
Rental income	51,366	50,858	49,714	50,585	47,884	38,326
Utility and other income	5,421	5,493	5,895	5,406	5,114	3,836
Total real estate revenue	56,787	56,351	55,609	55,991	52,998	42,162
Real estate expenses
Property operations expenses	20,042	20,321	23,857	21,032	17,626	12,608
Real estate taxes	4,407	4,291	5,114	4,105	4,080	3,310
Total real estate expenses	24,449	24,612	28,971	25,137	21,706	15,918
Real estate net segment income (a)	$32,338	$31,739	$26,638	$30,854	$31,292	$26,244

Average monthly real estate revenue per total occupied homesite (b)	$360	$361	$355	$355	$351	$342
Average monthly homeowner rental income per homeowner occupied homesite (c)	$287	$285	$276	$283	$277	$269
Average monthly real estate revenue per total homesite (d)	$298	$295	$291	$294	$292	$289
Average monthly home renter income per occupied rental home (e)	$570	$606	$621	$613	$637	$634
At end of quarter:
Total communities owned	315	315	315	315	313	272
Total homesites	62,942	63,658	63,661	63,661	63,400	59,586
Occupied homesites	53,167	52,293	51,913	52,604	52,613	49,947

Total rental homes owned	8,718	8,345	8,286	8,540	8,023	7,192
Occupied rental homes	7,499	6,566	6,005	6,243	5,713	5,516

Homeowner activity :
Homeowner move ins	176	290	99	124	149	171
Homeowner move outs	(803)	(723)	(952)	(749)	(649)	(493)
Home sales	989	774	946	280	100	15
Repossession move outs	(421)	(522)	(546)	(476)	(561)	(484)
Net homeowner activity	(59)	(181)	(453)	(821)	(961)	(791)
Home renter activity :
Home renter move ins	1,081	896	792	1,877	1,530	1,450
Home renter lease to own move ins	1,232	813	348	38	—	—
Home renter move outs	(1,380)	(1,148)	(1,378)	(1,385)	(1,356)	(1,052)
Net home renter activity	933	561	(238)	530	174	398
Net activity	874	380	(691)	(291)	(787)	(393)
Acquisitions and other- homeowners	—	—	—	282	3,430	17,351
Acquisitions and other- home renters	—	—	—	—	23	885
Net activity, including acquisitions and other	874	380	(691)	(9)	2,666	17,843
Net homeowner activity	(59)	(181)	(453)	(539)	2,469	16,560
Occupied homeowner sites, beginning of period	45,727	45,908	46,361	46,900	44,431	27,871
Occupied homeowner sites, end of period	45,668	45,727	45,908	46,361	46,900	44,431
Net home renter activity	933	561	(238)	530	197	1,283
Occupied home renter sites, beginning of period	6,566	6,005	6,243	5,713	5,516	4,233
Occupied home renter sites, end of period	7,499	6,566	6,005	6,243	5,713	5,516
Total occupied homesites, end of period	53,167	52,293	51,913	52,604	52,613	49,947
Occupancy percentage (f)	84.5%	82.1%	81.5%	82.6%	83.0%	83.8%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

(f)            As a result of a reduction of 716 lots at June 30, 2005, the occupancy percentage increased by 1.0%.

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

Recurring capital expenditures (a)	$3,112	$3,835	$5,554	$2,679	$1,100	$520

Recurring capital expenditures per average site per annum	196	241	349	169	73	39

Homesite upgrades (b)	3,144	2,637	4,056	2,336	1,482	1,042

Expansion, development, renovation and improvements (c)	4,956	7,581	11,610	5,337	4,730	1,955
Total capital improvements	$11,212	$14,053	$21,220	$10,352	$7,312	$3,517

(a)          Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)         Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)          These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

Manufactured Home Data

	Three Months Ended
($ in thousands)	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Home purchase data
Number of manufactured homes purchased (a)	1,362	833	692	815	952	1,565
Home sales data
New homes sold	222	46	6	21	11	13
Used homes sold	767	728	940	277	110	9
Total homes sales	989	774	946	298	121	22
Average homes sale price	$18,495	$10,324	$9,135	$13,020	$17,207	$32,318

Home Inventory Data
Home inventory	8,718	8,345	8,286	8,540	8,023	7,192

Gross asset value including setup costs ($000’s	$249,169	$214,564	$197,668	$197,511	$181,349	$154,655
Gross asset value per home	28,581	25,712	23,856	23,128	22,604	21,504

Current asset value including setup costs ($000’s	$216,906	$185,062	$169,689	$171,685	$159,212	$136,075
Current asset value per home	24,880	22,176	20,479	20,104	19,844	18,920

(a)          Includes manufactured homes purchased in our Hometown and other acquisitions.

Top 20 Markets

									Occupancy
	Number of	Percentage of							Without
	Total	Total	Occupancy						Lot Adj. (e)
Market (a)	Homesites	Homesites	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	06/30/05
Dallas – Ft. Worth, TX	7,223	11.5%	82.7%	79.8%	77.4%	76.1%	76.0%	78.0%	82.4%
Atlanta, GA	4,969	7.9%	89.2%	86.7%	84.8%	84.0%	83.1%	83.5%	88.7%
Salt Lake City, UT	3,792	6.0%	92.1%	91.1%	90.1%	91.1%	91.0%	93.1%	91.1%
Front Range of CO	3,287	5.2%	89.1%	87.0%	86.7%	88.1%	89.2%	91.6%	89.0%
Kansas City – Lawrence – Topeka, MO – KS	2,428	3.9%	89.6%	88.1%	87.0%	88.4%	88.9%	89.3%	89.5%
Jacksonville, FL	2,256	3.6%	88.2%	86.9%	86.4%	86.0%	86.3%	86.8%	88.2%
Wichita, KS	2,178	3.5%	66.7%	62.7%	62.3%	64.8%	65.5%	69.7%	65.6%
Orlando, FL	1,986	3.2%	89.8%	88.5%	87.5%	86.3%	87.1%	87.7%	89.7%
St. Louis, MO – IL	1,912	3.0%	81.0%	78.7%	78.5%	80.4%	82.1%	81.4%	79.4%
Oklahoma City, OK	1,887	3.0%	78.5%	77.1%	77.2%	79.0%	78.5%	81.3%	78.4%
Greensboro – Winston Salem, NC	1,398	2.2%	69.5%	68.2%	68.9%	68.1%	69.2%	72.0%	68.8%
Davenport – Moline – Rock Island, IA – IL	1,385	2.2%	86.8%	83.9%	84.4%	85.7%	84.7%	84.5%	85.5%
Inland Empire, CA	1,223	1.9%	95.1%	91.7%	92.0%	91.7%	89.4%	90.6%	95.1%
Elkhart – Goshen, IN	1,212	1.9%	85.6%	82.1%	79.9%	79.5%	79.4%	79.7%	85.2%
Charleston – North Charleston, SC	1,179	1.9%	81.8%	77.9%	77.8%	76.2%	76.5%	78.4%	81.8%
Southeast Florida	1,125	1.8%	96.0%	95.6%	95.5%	95.9%	95.7%	94.4%	96.0%
Raleigh – Durham – Chapel Hill, NC	1,094	1.7%	85.7%	83.4%	82.9%	82.0%	81.4%	85.1%	85.7%
Nashville, TN	1,071	1.7%	72.8%	68.5%	68.7%	71.5%	71.1%	70.8%	70.8%
Sioux City, IA – NE	994	1.6%	79.8%	78.5%	77.7%	80.2%	82.5%	83.2%	79.8%
Syracuse, NY	931	1.5%	64.7%	54.2%	55.4%	56.9%	62.0%	61.9%	55.2%
Subtotal – Top 20 Markets	43,530	69.2%	84.5%	81.9%	81.2%	81.3%	81.3%	82.6%	83.7%
All Other Markets	19,412	30.8%	84.4%	82.6%	82.7%	80.4%	81.1%	80.1%	83.1%
Total / Weighted Average	62,942	100.0%	84.5%	82.1%	81.5%	82.6%	83.0%	83.8%	83.5%

	Number of	Percentage of	Rental Income Per Occupied
	Total	Total	Homesite Per Month (b) (c)
Market (a)	Homesites	Homesites	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04 (d)

Dallas – Ft. Worth, TX	7,223	11.5%	$349	$353	$357	$349	$351	$347
Atlanta, GA	4,969	7.9%	349	345	340	328	325	323
Salt Lake City, UT	3,792	6.0%	348	348	342	341	347	349
Front Range of CO	3,287	5.2%	429	425	431	425	423	419
Kansas City – Lawrence – Topeka, MO – KS	2,428	3.9%	285	280	284	283	277	274
Jacksonville, FL	2,256	3.6%	349	348	337	331	333	330
Wichita, KS	2,178	3.5%	273	287	290	282	283	282
Orlando, FL	1,986	3.2%	368	355	337	329	328	326
St. Louis, MO – IL	1,912	3.0%	290	287	290	288	286	276
Oklahoma City, OK	1,887	3.0%	289	295	309	304	301	288
Greensboro – Winston Salem, NC	1,398	2.2%	270	259	256	253	259	257
Davenport – Moline – Rock Island, IA – IL	1,385	2.2%	265	265	267	264	262	258
Inland Empire, CA	1,223	1.9%	397	411	414	410	406	412
Elkhart – Goshen, IN	1,212	1.9%	326	319	317	314	313	305
Charleston – North Charleston, SC	1,179	1.9%	251	241	233	233	232	239
Southeast Florida	1,125	1.8%	495	499	481	476	476	473
Raleigh – Durham – Chapel Hill, NC	1,094	1.7%	340	344	329	326	324	321
Nashville, TN	1,071	1.7%	291	293	279	273	267	262
Sioux City, IA – NE	994	1.6%	290	285	284	280	281	273
Syracuse, NY	931	1.5%	340	342	337	338	347	354
Subtotal – Top 20 Markets	43,530	69.2%	339	339	337	331	330	325
All Other Markets	19,412	30.8%	297	296	294	303	300	293
Total / Weighted Average	62,942	100.0%	$326	$325	$317	$321	$317	$311

(a)	Markets are defined by our management.
(b)	Rental Income is defined as homeowner rental income, home renter rental income and other rental income reduced by move-in bonuses and rent concessions.
(c)	For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.
(d)	For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.
(e)	Represents occupancy percentages excluding the impact of a 716 lot reduction at June 30, 2005.

Affordable Residential Communities

Operating Results by Occupancy Level (Last 5 Quarters)

			Q2 2005				Q1 2005				Q4 2004
Occupancy		Home-			Margin	EoP			Margin	EoP			Margin	EoP
06/30/05	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Same Communities
90 - 100%	84	15,212	$17,278	$11,069	64.1%	95.8%	$17,417	$10,987	63.1%	94.2%	$17,006	$9,568	56.3%	93.9%
80 - 89.9%	58	11,194	10,403	5,743	55.2%	86.1%	10,381	5,889	56.7%	83.5%	10,339	5,455	52.8%	82.6%
70 - 79.9%	30	5,321	4,063	1,812	44.6%	75.5%	4,034	1,909	47.3%	72.7%	4,107	1,824	44.4%	72.1%
< 70%	27	5,574	3,724	1,642	44.1%	63.4%	3,718	1,651	44.4%	62.8%	3,786	1,446	38.2%	61.8%
Total	199	37,301	$35,468	$20,266	57.1%	85.1%	$35,549	$20,436	57.5%	83.2%	$35,238	$18,294	51.9%	82.6%

Acquired Communities
90 - 100%	47	8,010	$7,624	$4,634	60.8%	95.2%	$7,371	$4,243	57.6%	91.3%	$7,286	$2,956	40.6%	90.3%
80 - 89.9%	38	9,137	8,019	4,741	59.1%	85.3%	7,911	4,461	56.4%	83.1%	7,668	3,273	42.7%	83.0%
70 - 79.9%	17	4,736	3,467	1,871	54.0%	76.4%	3,302	1,793	54.3%	74.9%	3,246	1,408	43.4%	73.9%
< 70%	14	3,758	2,208	826	37.4%	63.1%	2,218	932	42.0%	59.8%	2,171	707	32.6%	60.6%
Total	116	25,641	$21,319	$12,072	56.6%	84.2%	$20,802	$11,430	54.9%	81.7%	$20,371	$8,344	41.0%	81.2%

Total Real Estate Segment						(c)
90 - 100%	131	23,222	$24,903	$15,703	63.1%	95.6%	$24,787	$15,230	61.4%	93.2%	$24,293	$12,524	51.6%	92.6%
80 - 89.9%	96	20,331	18,422	10,484	56.9%	85.7%	18,292	10,351	56.6%	83.3%	18,007	8,728	48.5%	82.8%
70 - 79.9%	47	10,057	7,531	3,683	48.9%	75.9%	7,336	3,701	50.5%	73.7%	7,352	3,232	44.0%	73.0%
< 70%	41	9,332	5,932	2,468	41.6%	63.3%	5,936	2,584	43.5%	61.6%	5,957	2,154	36.2%	61.3%
Total	315	62,942	$56,787	$32,338	56.9%	84.5%	$56,351	$31,866	56.5%	82.1%	$55,609	$26,638	47.9%	81.5%

			Q3 2004 (b)				Q2 2004 (a)				Trailing 12 Months
Occupancy		Home-			Margin	EoP			Margin	EoP			Margin	Avg.
06/30/05	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Same Communities
90 - 100%	84	15,212	$17,075	$10,687	62.6%	94.2%	$17,448	$11,309	64.8%	93.9%	$68,776	$42,311	61.5%	94.5%
80 - 89.9%	58	11,194	10,382	5,453	52.5%	83.4%	10,400	6,109	58.7%	83.9%	41,506	22,541	54.3%	83.9%
70 - 79.9%	30	5,321	4,185	1,645	39.3%	73.8%	4,041	2,000	49.5%	74.5%	16,388	7,189	43.9%	73.5%
< 70%	27	5,574	3,853	1,346	34.9%	64.4%	3,728	1,752	47.0%	65.7%	15,080	6,085	40.4%	63.1%
Total	199	37,301	$35,495	$19,131	53.9%	83.6%	$35,617	$21,170	59.4%	83.9%	$141,750	$78,127	55.1%	83.6%

Acquired Communities
90 - 100%	47	8,010	$7,153	$4,333	60.6%	90.6%	$5,179	$3,345	64.6%	90.1%	$29,434	$16,167	54.9%	91.8%
80 - 89.9%	38	9,137	7,767	4,368	56.2%	84.4%	6,879	3,937	57.2%	84.5%	31,366	16,843	53.7%	83.9%
70 - 79.9%	17	4,736	3,226	1,913	59.3%	74.6%	2,974	1,653	55.6%	74.7%	13,242	6,985	52.7%	74.9%
< 70%	14	3,758	2,349	1,108	47.2%	61.9%	2,348	1,186	50.5%	65.0%	8,946	3,574	40.0%	61.3%
Total	116	25,641	$20,496	$11,723	57.2%	82.2%	$17,380	$10,121	58.2%	82.5%	$82,988	$43,569	52.5%	81.4%

Total Real Estate Segment
90 - 100%	131	23,222	$24,228	$15,020	62.0%	92.9%	$22,627	$14,654	64.8%	92.6%	$98,210	$58,478	59.5%	93.6%
80 - 89.9%	96	20,331	18,150	9,821	54.1%	83.8%	17,280	10,046	58.1%	84.2%	72,872	39,384	54.0%	83.9%
70 - 79.9%	47	10,057	7,411	3,558	48.0%	74.2%	7,015	3,653	52.1%	74.6%	29,630	14,174	47.8%	74.2%
< 70%	41	9,332	6,202	2,454	39.6%	63.4%	6,076	2,938	48.4%	65.4%	24,026	9,660	40.2%	62.4%
Total	315	62,942	$55,991	$30,854	55.1%	82.6%	$52,997	$31,291	59.0%	83.0%	$224,738	$121,696	54.2%	82.7%

Notes:

** NSI = Net Segment Income

(a) First full quarter of ownership of Hometown communities.  37 Communities acquired from D.A.M. Management on June 30, 2004.

(b) First full quarter of ownership of D.A.M. Management communities.

(c) The occupancy percentage at June 30, 2005 reflects the following increases as a result of a 716 aggregate homesite reduction

90 - 100%	0.9%
80 - 89.9%	0.7%
70 - 79.9%	1.0%
<70%	1.3%

Affordable Residential Communities

Occupancy Migration Analysis - 3/31/05 to 6/30/05

Communities moved from 80-89% bucket to the 90%+ bucket	26

Communities moved from 70-79% bucket to the 80-89% bucket	23

Communities moved from <70% bucket to the 70-79% bucket	8

Communities that moved up 2 or more buckets (Ex. 70-79% to 90%+)	4

Communities that stayed in the same occupancy bucket	244

Communities that went to lower occupancy bucket	10
TOTAL	315

Acquisitions & Dispositions

($ in thousands)

Acquisitions

							Fair Market
Acquisition		Number of	Number of	Allocated	Debt		Value of
Date	Market	Communities	Homesites	Purchase Price	Assumed	Cash	OP Units/shares
02/18/04	Various	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	7,400	0	7,400	0
06/18/04	Salt Lake City	2	243	5,456	0	5,456	0
06/30/04	Various	36	3,573	61,500	28,358	0	33,142
07/20/04	Salt Lake City	1	145	4,126	3,759	367	0
09/28/04	Salt Lake City	1	137	3,290	0	3,290	0

Dispositions

Month		Number of	Number of	Net Assets	Gain (Loss)
Held for Sale	Market	Communities	Homesites	Held for Sale	Held for Sale
September. 2004	Various	15	4,006	$28,012	$(2,292)
December 2004	Various	15	3,149	$24,607	$(6,257)

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC-PA

Exchange Traded:	NYSE

	Q2	Q1	Q4	Q3	Q2	Q1
	2005	2005	2004	2004	2004	2004 (a)
Common Stock Dividend Information
Declaration date	5/23/2005	3/16/2005	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	6/30/2005	3/31/2005	12/31/2004	9/30/2004	06/30/04	03/31/04
Payment date	7/15/2005	4/15/2005	1/14/2005	10/15/2004	07/15/04	04/15/04
Distributions per share	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493

Preferred Stock Dividend Information
Declaration date	5/23/2005	3/16/2005	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	7/15/2005	4/15/2005	1/15/2005	10/15/2004	07/15/04	04/15/04
Payment date	7/29/2005	4/29/2005	1/31/2005	10/29/2004	07/30/04	04/30/04
Distributions per share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

(a)          Distributions reflect partial period.

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities, Inc.
Investor Relations Department
600 Grant Street
Suite 900
Denver, CO 80203

Definitions of Non-GAAP Measures

Investors in and analysts following the real estate industry use funds from operations (“FFO”), net segment income, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds available for distribution (“FAD”) as supplemental performance measures. While we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevant to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses.  EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs.  FAD provides a measure to evaluate our ability to fund dividends.  In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as “net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses.  It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

		Three Months Ended
($ in thousands, except per share data)		06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Funds from operations (“FFO”) and adjusted funds from operations
Net income loss before preferred stock dividend and discontinued operations		$(15,733)	$(13,481)	$(27,401)	$(13,001)	$(4,874)	$(34,168)
Plus:	Depreciation and amortization	22,224	20,031	21,196	18,666	17,242	14,910
	Income from discontinued operations	72	928	565	561	326	431
	Depreciation from discontinued operations	(18)	23	171	1,145	1,085	740
Less:	Amortization of loan origination fees	(1,911)	(1,861)	(3,505)	(725)	(855)	(867)
	Depreciation expense on furniture, equipment and vehicles	(529)	(422)	(614)	(363)	(81)	(368)
	Minority interest portion of FFO reconciling items	(1,038)	(1,036)	(990)	(1,074)	(961)	(1,152)
	Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
FFO available to common stockholders		489	1,604	(13,156)	2,632	9,304	(21,706)
Plus:	Restricted stock grants	—	—	—	—	—	10,070
	IPO related costs	—	—	—	—	—	4,417
	Early termination of debt	—	—	—	3,258	—	13,427
	Minority interest portion of Adjusted FFO reconciling items	—	—	—	(181)	—	(2,166)
Adjusted FFO		$489	$1,604	$(13,156)	$5,708	$9,304	$4,042

Funds available for distribution (“FAD”) and adjusted FAD
FFO available to common stockholders		$489	$1,604	$(13,156)	$2,632	$9,304	$(21,706)
Plus:	Amortization of loan origination fees	1,911	1,861	3,505	725	855	867
	Depreciation expense on furniture, equipment and vehicles	529	422	614	363	81	368
	Early termination of debt	—	—	—	3,258	—	13,427
Less:	Recurring capital expenditures	(3,111)	(3,835)	(5,554)	(2,679)	(1,100)	(520)
	Scheduled principal amortization of indebtedness	(2,311)	(2,490)	(2,332)	(2,182)	(2,200)	(1,936)
	Minority interest portion of FAD reconciling items	156	224	209	29	128	(947)
FAD		(2,337)	(2,214)	(16,714)	2,146	7,069	(10,447)
Plus:	Restricted stock grants	—	—	—	—	—	10,070
	IPO related costs	—	—	—	—	—	4,417
	Minority interest portion of Adjusted FAD reconciling items	—	—	—	—	—	(1,124)
Adjusted FAD		$(2,337	$(2,214)	$(16,714)	$2,146	$7,069	$2,915

EBITDA and adjusted EBITDA
Net loss available to common stockholders		$(18,193)	$(15,872)	$(35,354)	$(17,211)	$(7,126)	$(34,969)
Plus:	Preferred stock dividend	2,578	2,578	2,578	2,577	2,578	1,232
	Loss (income) from discontinued operations, net	(118)	(187)	5,375	1,633	(326)	(431)
	Minority interest	(618)	(552)	(1,429)	(524)	(452)	(3,084)
	Interest income	(277)	(383)	(443)	(382)	(450)	(342)
	Interest expense	16,544	15,273	15,868	13,667	12,729	14,480
	Depreciation and amortization	22,224	20,031	21,196	18,666	17,242	14,910
	Real estate and retail home asset impairment	—	—	3,591	—	—	—
	Goodwill impairment	—	—	863	—	—	—
	Early termination of debt	—	—	—	3,258	—	13,427
EBITDA		22,140	20,888	12,245	21,684	24,195	5,223
Plus:	Restricted stock grants	—	—	—	—	—	10,070
	IPO related costs	—	—	—	—	—	4,417
Adjusted EBITDA		$22,140	$20,888	$12,245	$21,684	$24,195	$19,710

Total Real Estate Net Segment Income Reconciliation

	2005			2004
$ (in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Net segment income:
Real estate	$32,338	$31,739	$26,638	$30,854	$31,292	$26,244
Retail sales	(754)	(2,866)	(6,148)	(2,385)	(1,019)	(173)
Insurance and Finance	(561)	(241)	(378)	(344)	(130)	(107)
Corporate and other	(130)	(120)	40	(22)	(44)	(75)
	$30,893	$28,512	$20,152	$28,103	30,099	25,889
Other expenses:
Property management	2,494	2,265	2,082	1,978	1,600	1,454
General and administrative	6,259	5,359	5,825	4,441	4,304	14,795
Initial public offering (“IPO”) related costs	—	—	—	—	—	4,417
Early terminiation of debt	—	—	—	3,258	—	13,427
Depreciation and amortization	22,224	20,031	21,196	18,666	17,242	14,910
Retail home sales asset impairment and other exp.	—	—	3,591	—	—	—
Goodwill impairment	—	—	863	—	—	—
Interest expense	16,544	15,273	15,868	13,667	12,729	14,480
Total other expenses	47,521	42,928	49,425	42,010	35,875	63,483
Interest income	277	383	443	382	450	342
Loss before allocation to mirority interest	(16,351)	(14,033)	(28,830)	(13,525)	(5,326)	(37,252)
Minority interest	618	552	1,429	524	452	3,084
Net loss from continuing operations	(15,733)	(13,481)	(27,401)	(13,001)	(4,874)	(34,168)
Income from discontinued operations	72	928	565	560	343	452
Gain (loss) on sale of discontinued operations	52	(730)	(6,257)	(2,292)	—	—
Minority interest in discontinued operations	(6)	(11)	317	99	(17)	(21)
Net loss	(15,615)	(13,294)	(32,776)	(14,634)	(4,548)	(33,737)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
Net loss available to common stockholders	$(18,193)	$(15,872)	$(35,354)	$(17,211)	$(7,126)	$(34,969)

Same Community Net Segment Income Reconciliation

	2005		2004
($ in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Net segment income:
Real estate (a)	$20,266	$20,436	$18,294	$19,131	$21,170	$21,787
Retail home sales and finance	—	—	—	—	—	—
Insurance	(561)	(241)	(378)	(344)	(130)	(107)
Corporate and other	(130)	(120)	40	(22)	(44)	(75)
	19,575	20,075	17,956	18,765	20,996	21,605
Other expenses:
Property management (c)	1,576	1,431	1,315	1,250	1,011	1,064
General and administrative (b)	6,245	5,345	5,813	4,390	4,275	4,675
Depreciation and amortization	14,166	11,160	15,169	12,320	11,902	12,927
Retail home sales asset impairment and other expense	—	—	—	—	—	—
Interest expense	10,413	9,850	10,012	9,799	9,736	12,443
Total other expenses	32,400	27,786	32,309	27,759	26,924	31,109
Interest income	277	383	443	382	403	295
Loss before allocation to minority interest	(12,548)	(7,328)	(13,910)	(8,612)	(5,525)	(9,209)
Minority interest	474	287	689	334	469	762
Net loss from continuing operations	(12,074)	(7,040)	(13,220)	(8,277)	(5,056)	(8,447)
Discontinued operations
Net loss	(12,074)	(7,040)	(13,220)	(8,277)	(5,056)	(8,447)
Preferred stock dividend
Net loss available to common stockholders	$(12,074)	$(7,040)	$(13,220)	$(8,277)	$(5,056)	$(8,447)

(a)          Same communities information excludes results of communities acquired in the Hometown, D.A.M and other acquisitions after January 1, 2003 and the communities sold or discontinued before December 31, 2004.

(b)         Excludes amortization of restricted stock issued in connection with the IPO.

(c)          Excludes property management expenses incurred in connection with the Hometown acquisition.